SATURNA GROUP
CHARTERED ACCOUNTANTS LLP
1066 West Hastings Street, Suite 1250
Vancouver, BC Canada V6E 3X1

Exhibit 16.1

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
U.S.A.

Dear Ladies and Gentlemen:

Re: Chuma Holdings Inc. (the "Company")

This letter confirms that we have reviewed Item 4.01, *Changes in Registrant's Certifying Accountant*, of the Company's Form 8-K dated September 22, 2015 and are in agreement with the statements made therein as it pertains to our firm.

Yours truly,

Saturna Group LLP

Vancouver, Canada

September 22, 2015